                                                                  Exhibit 28(j)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 105 to File No. 33-70742; Amendment No. 107 to File No. 811-08090) of Lincoln Variable Insurance Products Trust of our reports dated February 18, 2011, with respect to the LVIP SSgA Conservative Index Allocation Fund, LVIP SSgA Moderate Index Allocation Fund, LVIP SSgA Moderately Aggressive Index Allocation Fund, LVIP SSgA Conservative Structured Allocation Fund, LVIP SSgA Moderate Structured Allocation Fund, LVIP SSgA Moderately Aggressive Structured Allocation Fund, and LVIP SSgA Global Tactical Allocation Fund, included in the 2010 Annual Reports to shareholders.

                                                       /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 12, 2011